Riviera Holdings' Third Quarter 2007 Conference Call Set for November 2





    LAS VEGAS, Oct. 9 /PRNewswire-FirstCall/ -- In conjunction with the release of Riviera Holdings Corporation's (Amex: RIV) third quarter financial results, the Company will hold a conference call on Friday, November 2, 2007 at 2 p.m. EDT.


    What:    Riviera Holdings Third Quarter 2007 Financial Results

    When:    Friday, November 2, 2007, 2 p.m. EDT/11 a.m. PDT


    Where:   http://www.videonewswire.com/event.asp? id=43041 exchweb/bin/redir.
asp?URL=http://www.videonewswire.com/event.asp?id=34554 or
http://www.theriviera.com


    How:     Live and rebroadcast over the Internet -- simply log onto the web at one of the above addresses or dial the toll-free number below


    Live call via telephone:  888-792-8352

    Replay information: 877-519-4471, code 9328343

    Contact information: Betsy Truax 208-241-3704 or betsytruax_hartman@msn.com



    About Riviera Holdings:


    Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.